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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement (No. 333-149740) on Amendment No. 1 to Form S-3 of Ascent Solar Technologies, Inc. of our report dated March 13, 2008, relating to our audits of the financial statements for the years ended December 31, 2007 and 2006 and the periods from inception (October 18, 2005) through December 31, 2007, appearing in the prospectus which is part of this Registration Statement.

        We also consent to the references to our Firm under the caption "Experts" in such Prospectus.

HEIN & ASSOCIATES LLP

Denver, Colorado
April 28, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM